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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 30, 2001

                              DURECT CORPORATION
            (Exact name of Registrant as specified in its charter)


             Delaware                    000-31615               94-3297098
(State or other jurisdiction of      (Commission File         (I.R.S. Employer
 incorporation or organization)           Number)            Identification No.)



                                10240 Bubb Road
                              Cupertino, CA 95014
              (Address of principal executive offices) (Zip code)


                                 (408) 777-1417
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)
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Item 2.      Acquisition or Disposition of Assets

     (a) On April 30, 2001, DURECT Corporation, a Delaware corporation (the "Company") acquired Southern BioSystems, Inc. a privately held Alabama corporation ("Target"), by the merger (the "Merger") of Magnolia Acquisition
              -------
Corporation, an Alabama corporation and wholly owned subsidiary of the Company
                -------
(the "Sub") with and into the Target. The Merger was accomplished pursuant to the Agreement and Plan of Merger, dated as of April 18, 2001, among the Company, Target and Sub (the "Merger Agreement"). The Merger occurred following the
                     ----------------
approval of the Merger Agreement and the Merger by the shareholders of the Target pursuant to a shareholders meeting held on April 30, 2001 and satisfaction of certain other closing conditions. As a result of the Merger, Target became a wholly owned subsidiary of the Company and each outstanding share of Target Common Stock was converted into the right to receive shares of the Company's Common Stock.

     Under the terms of the acquisition, the Company issued 1,350,560 shares of common stock, and agreed to issue up to 724,856 additional shares of common stock upon the exercise of outstanding Target options and warrants, in exchange for all of Target's outstanding equity interests, and assumed approximately $1.7 million in debt. At the time of the registration of these shares with the Securities and Exchange Commission, which is expected to be in the fourth quarter of 2001, the Company may be required to issue additional shares of common stock to former Target shareholders, as well as reserve additional shares for issuance upon the exercise of outstanding Target options and warrants, depending on the Company's stock price at the time. The total number of shares issued and shares reserved for issuance upon the exercise of outstanding Target options and warrants will be determined by dividing $24.9 million by the Company's stock price at the time, subject to certain conditions. Up to 4,150,843 additional shares may be issued and reserved for issuance upon the exercise of outstanding Target options and warrants. The transaction is intended to qualify as a tax-free reorganization and is being accounted for using the purchase method of accounting.

     The number of shares of the Company's Common Stock to be issued in the Merger was determined by arms-length negotiations among the parties.

     (b) Target designs, develops, licenses and manufactures controlled-release products, and through its wholly-owned subsidiary, Birmingham Polymers, Inc. ("BPI"), Target also designs, develops and manufactures biodegradable polymers. The Company intends to continue such business.

     (a)  Financial Statements of Business Acquired.
          -----------------------------------------

          It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

     (b)  Pro Forma Financial Information.
          -------------------------------

          It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the

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Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

     (c)  Exhibits.
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          2.1  Agreement and Plan of Merger dated April 18, 2001, among the
          Company, Target and Magnolia Acquisition Corporation.

          99.1 Press Release dated April. 30, 2001 announcing the acquisition of Southern BioSystems, Inc.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   DURECT Corporation
                                   (Registrant)



Date:  May 15, 2001                By:  /s/ James E. Brown
       ------------                     ------------------
                                        James E. Brown
                                        President and Chief Executive Officer

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                               INDEX TO EXHIBITS


Exhibit
 Number                                Description

   2.1 Agreement and Plan of Merger dated April 18, 2001, among the Company, Target and Magnolia Acquisition Corporation.

  99.1 Press Release dated April 30, 2001 announcing the acquisition of Southern BioSystems, Inc.

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